SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                SCHEDULE 14A/A-1
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             ARGOSY GAMING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                              ARGOSY GAMING COMPANY
                                219 Piasa Street
                              Alton, Illinois 62002


Dear Stockholder:

     Reference is made to the Company's Proxy Statement dated November 9, 1998 previously sent to you for the Special Meeting of Stockholders to be held on December 4, 1998 at 2:00 p.m., central standard time.

     Please note the following changes and corrections to the Proxy Statement:

     o The location of the Special Meeting has been changed from 219 Piasa Street, Alton, Illinois, to the Alton Landing facilities for the Alton Belle Riverboat Casino, Banquet Rooms A and B, 3rd Floor, Alton, Illinois 62002.

     o Under the caption "Required Vote" on page 2 of the Proxy Statement it incorrectly states that the affirmative vote of stockholders of the Company owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present in person or by proxy at the Meeting is required to approve the Proposal. Rather, the Proposal will become effective upon the affirmative vote of shares of Common Stock representing a majority of the votes cast on the Proposal (whether for or against or abstained on the Proposal); provided, that the total vote cast represents over 50% of the outstanding shares of Common Stock entitled to vote on the Proposal. Accordingly, the section "Required Vote" on page 2 of the Proxy Statement should be amended and restated in its entirety to read as follows:

          "Required Vote

          Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The approval of the issuance by the Company of shares of Common Stock upon conversion of its Series A Convertible Preferred Stock and exercise of its Warrants to Purchase Common Stock to insure compliance with (a) the provisions of that certain Securities Purchase Agreement dated June 12, 1998 and (b) Rule 312 of the New York Stock Exchange (the "Proposal") will become effective only upon the affirmative vote of shares of Common Stock representing a majority of votes cast on the Proposal (whether for or against or abstained on such Proposal), provided that the total vote cast on the Proposal represents over 50% of the outstanding Common Stock entitled to vote on the Proposal. Votes cast as abstentions will not be counted as a vote for or against the Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate the Proposal. So called "broker non-votes" (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate the Proposal.

     Executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 7,945,657 shares of Common Stock or 32.4% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management")."

     As we noted in the Proxy Statement, it is important that your stock be represented at the Meeting. If you have not returned the Proxy which was enclosed with the Notice of Special Meeting, please complete and sign the Proxy and send it to the Company. If you would like a new Proxy, please call 1-888-488-1998, Ext. 7667. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

     We apologize for any inconvenience.

                                                Very truly yours,


                                                /s/ James B. Perry
                                                James B. Perry
                                                President

November 19, 1998

                              ARGOSY GAMING COMPANY

                                  -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                December 4, 1998

                                  -------------


     A Special Meeting of Stockholders of Argosy Gaming Company ("Argosy" or the "Company") will be held at the offices of the Company, 219 Piasa Street, Alton, Illinois 62002 on December 4, 1998, at 2:00 p.m., local time, for the following purposes:

     1. To consider and vote upon the issuance by the Company of shares of Common Stock upon conversion of its Series A Convertible Preferred Stock and exercise of its Warrants to Purchase Common Stock to insure compliance with (a) the provisions of that certain Securities Purchase Agreement dated June 12, 1998 and (b) Rule 312 of the New York Stock Exchange; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on October 19, 1998 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors of Argosy urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.


                                 JAMES B. PERRY
                                 President


November 9, 1998

                              ARGOSY GAMING COMPANY

                                219 Piasa Street
                              Alton, Illinois 62002

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

Solicitation and Revocability of Proxies

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argosy Gaming Company ("Argosy" or the "Company") for use in voting at a Special Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 219 Piasa Street, Alton, Illinois 62002 on December 4, 1998, at 2:00 p.m. local time, and at any postponement or adjournment thereof, for the purpose set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about November 9, 1998.

     The Board of Directors does not intend to bring any matter before the Meeting except that indicated in the notice. If any other matter properly comes before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the proposal to approve the issuance by the Company of shares of the Company's common stock, par value $.01 per share ("Common Stock") in order to comply with (a) the provisions of that certain Securities Purchase Agreement dated June 12, 1998 and (b) Rule 312 of the New York Stock Exchange, and with respect to any other matter that may properly come before the Meeting, in the discretion of the persons voting the respective proxies.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

     The Company will bear the cost of this solicitation of proxies, including expenses in connection with the preparing, assembling and mailing of proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by Directors, Officers or employees of the Company, who will receive no additional compensation for such services.

Record Date and Outstanding Shares

     At the close of business on October 19, 1998, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 24,498,333 shares of Common Stock, the only class of the Company's voting securities outstanding. Only the record holders of Common Stock as of the close of business on October 19, 1998 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote.

     In addition, there are outstanding $115,000,000 of the Company's Convertible Subordinated Notes Due 2001 (the "Convertible Notes"), which are convertible into Common Stock of the Company at any time prior to maturity at a conversion price of $17.70 per share. Although no Convertible Notes have been converted into Common Stock as of the record date, these securities represent an additional 6,497,175 shares of Common Stock that may be outstanding in the future.

     As discussed below, the Company has issued a series of preferred stock, which may be converted into shares of Common Stock, and Warrants (as defined hereinafter), which may be exercised to purchase shares of Common Stock. The Company has been informed by the New York Stock Exchange that, under its rules, any shares of Common Stock issued prior to the Meeting, upon such conversion or exercise, will not be entitled to vote on the Proposal (as defined hereinafter) at the Meeting.

Required Vote

     Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The approval of the issuance by the Company of shares of Common Stock upon conversion of its Series A Convertible Preferred Stock and exercise of its Warrants to Purchase Common Stock to insure compliance with (a) the provisions of that certain Securities Purchase Agreement dated June 12, 1998 and (b) Rule 312 of the New York Stock Exchange (the "Proposal") will become effective only upon the affirmative vote of stockholders of the Company owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present in person or by proxy at the Meeting. Votes cast as abstentions will not be counted as a vote for or against the Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate the Proposal. So called "broker non-votes" (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate the Proposal. Executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of

7,945,657 shares of Common Stock or 32.4% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management").


                                    PROPOSAL

                     TO APPROVE THE ISSUANCE BY THE COMPANY
                  OF SHARES OF COMMON STOCK IN ORDER TO COMPLY
               WITH (A) THE PROVISIONS OF THAT CERTAIN SECURITIES
                   PURCHASE AGREEMENT DATED JUNE 12, 1998 AND
                   (B) RULE 312 OF THE NEW YORK STOCK EXCHANGE

     The Board of Directors has designated 1,600 shares of the Company's 10,000,000 authorized shares of Preferred Stock as Series A Convertible Preferred Stock (the "Series A Shares"). On June 16, 1998, the Company issued and sold to eight investors who, together with the Company, are parties to a Securities Purchase Agreement, dated June 12, 1998 (the "Agreement"), a total of 800 Series A Shares and related Warrants to Purchase Common Stock ("Warrants"). Subject to the fulfillment of certain terms and conditions set forth in the Agreement, the holders of the Series A Shares have the right to purchase, and the Company has the right to require the holders of the Series A Shares to purchase, up to an additional 800 Series A Shares and related Warrants in the aggregate. The purchase price for each Series A Share and related Warrant is $10,000.

     The Agreement provides, among other things, that if, on any date (a "Proxy Statement Trigger Date") after June 16, 1998 the average of the closing bid prices of the Common Stock for the five consecutive trading days immediately preceding such date is equal to or less than $2.75, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall not be later than 75 days after the Proxy Statement Trigger Date (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the investors and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the securities as described in the Agreement, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Meeting is not held by the Stockholder Meeting Deadline, the Company is subject to monetary penalties. The Company has been notified by the investors that the Proxy Statement Trigger Date occurred on August 14, 1998. The investors have agreed, subject to certain conditions, to extend the Stockholder Meeting Deadline from October 28, 1998 to December 5, 1998. Accordingly, this Meeting is being held in order to comply with such provision of the Agreement. If stockholders do not approve the issuance by the Company of all shares of Common Stock issuable upon conversion of 1,600 Series A Shares and upon exercise of the related Warrants, each holder of Series A Shares has the right, subject to limitations set forth in the Certificate of Designation (as hereinafter defined), to require the Company to redeem all or a portion of such holder's Series A Shares or purchase marketable securities having a value equal to the redemption price for exchange with the Investors for the Series A Shares. The Company is prohibited by the terms of the Convertible Notes and First Mortgage Notes (as hereinafter defined) from redeeming any portion of the Series A Shares or exchanging marketable securities therefor, and thus could be liable for damages to the holders of the Series A Shares if the stockholders fail to approve the Proposal.

     Rule 312 of The New York Stock Exchange, Inc. ("NYSE") requires, as a prerequisite to the listing of common stock on such Exchange, specific stockholder authorization in connection with the issuance of shares of common stock or securities convertible into or exercisable for common stock if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock. Accordingly, this Meeting is also being held in order to comply with such Rule.

     On June 16, 1998 the number of shares of the Company's Common Stock that were outstanding was 24,498,333. If 1,600 Series A Shares and related Warrants are sold, the maximum number of shares of common stock which would be issuable upon conversion of the Series A Shares and exercise of the Warrants is likely to exceed 4,899,666 shares (i.e. 20% of 24,498,333). The Company is obligated under the Agreement to seek listing approval for all shares issuable upon conversion of the Series A Shares and the exercise of the Warrants.

     Each of the Series A Shares is convertible into the number of shares of Common Stock determined by dividing the conversion amount by the conversion price. The conversion amount is equal to $10,000 plus accrued premium from the date of issuance at 4% per annum. The conversion price is equal to the lower of the fixed conversion price and the floating conversion price. The fixed conversion price is currently $3.89 per share. Pursuant to the Warrants, the holders thereof may purchase upon exercise up to 292,612 shares of Common Stock at the warrant exercise price. The warrant exercise price is currently $3.89 per share. Both the fixed conversion price and the warrant exercise price are subject to adjustment to prevent dilution and may be reset downward 270 days after issuance of the Series A Shares. If during such 270 day period (the 270th day after issuance of the Series A Shares is hereinafter referred to as the "Adjustment Day"), neither (A) the closing bid price of Common Stock on each day during any period of 20 consecutive trading days beginning on the 21st day after issuance of the Series A Shares nor (B) the closing price of the Common Stock on the 269th day after issuance of the Series A Shares is greater than the fixed conversion price, then the fixed conversion price and warrant exercise price shall be adjusted to the lesser of (i) the average of the closing bid prices of the Common Stock for the 20 consecutive trading days immediately preceding the Adjustment Date or (ii) the fixed conversion price of the Series A Shares in effect on the Adjustment Date. The fixed conversion price is also subject to adjustment upon the occurrence of certain other events. The floating conversion price is determined by the average of the five lowest consecutive closing bid prices of Common Stock during the 30 consecutive trading days immediately preceding conversion. Assuming for purposes of an example that (i) the conversion amount is $10,300 (representing $10,000 plus 270 days of premium at 4% per annum); (ii) the floating conversion price is $2.00 per share; and (iii) the fixed conversion price is $3.89 per share, then each Series A Share would be convertible into 5,150 shares of Common Stock. If, under those assumptions, all of the 800 Series A Shares were converted and all of the Warrants were exercised, a total of 4,120,000 shares of Common Stock would be issuable upon conversion of the Series A Shares and 292,612 shares of Common Stock would be issuable upon exercise of the Warrants for an aggregate total of 4,412,612 shares of Common Stock so issued, which would represent approximately 18% of the currently outstanding shares of Common Stock. Due to the indeterminate nature of the floating conversion price and the possibility of adjustments to the fixed conversion price and the warrant exercise price, the number of shares of Common Stock referred to above as being issuable is illustrative and may not set forth the total number of shares actually issued upon conversion of the Series A Shares and the exercise of the Warrants, in full.

     Subject to fulfillment of certain terms and conditions, the holders of the Series A Shares have the right to purchase, and the Company has the right to require the holders of the Series A Shares to purchase, up to an additional 800 Series A Shares and related Warrants in the aggregate. The fixed conversion price for those Series A Shares and the exercise price for those Warrants would be determined at the time of their issuance; however, the Company believes that it is likely that the total number of shares of Common Stock issuable upon their conversion or exercise, as the case may be, would not be less than is the case with the 800 Series A Shares and related Warrants outstanding on October 19, 1998.

     The Company has granted registration rights to the holders of the Series A Shares and the Warrants with respect to all of the shares of Common Stock issuable upon their conversion or exercise, as the case may be. By exercising their registration rights, converting the Series A Shares into Common Stock and purchasing Common Stock upon exercise of the Warrants, the holders of the Series A Shares and Warrants can cause a large number of shares of Common Stock to be registered and become freely tradeable without restrictions under the Securities Act of 1933. Such sales may have an adverse effect on the market price of the Common Stock and could impair the Company's ability to raise additional capital.

     Stockholders are being asked to approve the issuance of all shares of Common Stock issuable upon conversion of the 1,600 Series A Shares and upon exercise of the related Warrants in accordance with the respective terms thereof. Although the NYSE authorized, upon official notice of issuance, the listing of 4,897,215 shares of Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Warrants, it requested that the Company seek stockholder approval for the issuance of all shares of Common Stock that may be issued under the respective terms of the Series A Shares and the Warrants. If so approved, the Company will apply to list such number of additional shares of Common Stock as may become issuable under the respective terms of the Series A Shares and the Warrants. If not so approved, the Company would not be able to obtain the listing of such number of additional shares of Common Stock which may become issuable under the respective terms of the Series A Shares and the Warrants. In such event, the Company could be liable to the holders of the Series A Shares for damages since it would be prohibited by the terms of its public debt indentures from redeeming the Series A Shares which it would be required to do if the Proposal is not approved by the stockholders.

SEE DISCUSSION BELOW CONCERNING POSSIBLE DELISTING BY THE NYSE OF ALL SECURITIES OF THE COMPANY.

     Under the provisions of the Certificate of Designations, Preferences and Rights of the Series A Shares (the "Certificate of Designations"), the Company is not required to issue shares of Common Stock upon conversion of Series A Shares if such issuance would exceed the number of shares of Common Stock which the Company may issue without breaching its obligations under the rules of the NYSE (the "Exchange Cap"). The Warrants do not contain a similar provision. The Certificate of Designations also provides that until approval of stockholders is obtained, no purchaser of Series A Shares pursuant to the Agreement shall, upon conversion thereof, be issued shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) a fraction, the numerator of which is the number of Series A Shares issued to such purchaser and the denominator is the aggregate number of all Series A Shares issued. However, in the event that the Company is prevented by the Exchange Cap from issuing all of the shares of Common Stock required in accordance with the provisions of a holder's conversion notice, the Certificate of Designations provides that the holder may, with respect to the unconverted shares, (a) require the Company, subject to certain terms and conditions, to redeem such shares or exchange marketable securities equal to the redemption value for such shares or (b) void the conversion notice and retain such shares. The Company is prohibited by the terms of the Convertible Notes and First Mortgage Notes (as hereinafter defined) from redeeming any portion of the Series A Shares or exchanging marketable securities therefor, and thus could be liable for damages to the holders of the Series A Shares if the stockholders fail to approve the Proposal.

     In the spring of 1998, the Company determined that it required additional funds for the operation of its business; however, the Company could not, because of provisions in the Indenture dated June 5, 1996, under which its 13 1/4% First Mortgage Notes due 2004 (the "First Mortgage Notes") were issued, borrow the additional funds. The Company's only significant source of liquidity was cash flow from operations which was being used for debt service on its publicly-held debt, working capital, capital expenditures and contingent liabilities. Accordingly, it sought the assistance of an investment banking firm with regard to structuring an equity financing. After discussions with several prospects, the Company concluded that the transaction contemplated by the Agreement and related documents was the only feasible opportunity to raise funds at that time. Therefore, the Board of Directors approved the execution of the Agreement and authorized the creation of the Series A Shares and the issuance of the Warrants. The Company received $8,000,000 from the sale of 800 Series A Shares and related Warrants which it used for general corporate purposes. Proceeds derived from the sale of additional Series A Shares and related Warrants would also be used for general corporate purposes. None of the purchasers of the Series A Shares and Warrants had any affiliation with the Company prior to such transaction.

                                 RECOMMENDATION

                        THE BOARD OF DIRECTORS RECOMMENDS

                 A VOTE FOR THE PROPOSAL TO APPROVE ISSUANCE BY
                 THE COMPANY OF SHARES OF COMMON STOCK IN ORDER
               TO COMPLY WITH (A) THE PROVISIONS OF THE AGREEMENT
                 AND (B) RULE 312 OF THE NEW YORK STOCK EXCHANGE


EXCHANGE LISTING

     The Company has been advised by the NYSE that it does not currently meet the NYSE's requirements for continued listing. Specifically, the Company does not meet the NYSE's net tangible asset requirement of at least $12 Million or the requirement that it have a three (3) year average net income of at least $600,000. The Company has met with the staff of the NYSE and presented the Company's plan for complying with the NYSE's requirements for continued listing. On September 11, 1998 the Company was informed by the NYSE that the Company will continue to be listed on the NYSE, but that the NYSE will review on a quarterly basis the Company's progress with the plan submitted by the Company to comply with the NYSE continued listing criteria. In the event the NYSE decides to de-list the Company, the Company intends to apply for listing on the American Stock Exchange ("ASE") or the NASDAQ National Market ("NASDAQ"); however, the Company does not currently meet all of the listing requirements of either the ASE or NASDAQ. No assurance can be given that the Company will continue to be listed on the NYSE or that, if the Company is de-listed from the NYSE, the Company will be listed on either the ASE or NASDAQ.

     In addition to their respective financial criteria for listing, both the ASE and NASDAQ have a requirement similar to Rule 312 of the NYSE. Thus, approval by the stockholders of the issuance by the Company of shares of Common Stock in order to comply with Rule 312 of the NYSE should satisfy the requirement of ASE or NASDAQ for stockholder approval in that regard. In the event the Company is unable to list its Common Stock on ASE or NASDAQ, quotations for the Common Stock would most likely occur through the over-the-counter "pink sheets" which would limit the marketability of the Common Stock. Further, the failure of the Common Stock to trade on a national exchange or market would (a) give the holders of the Series A Shares the right, subject to limitations set forth in the Certificate of Designations, to require that Company to redeem the Series A Shares and (b) likely result in a default by the Company under its Convertible Notes and First Mortgage Notes which would have a material adverse effect on the Company.

                         DESCRIPTION OF PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further stockholder action, to divide any or all shares of the authorized Preferred Stock into one or more series and to fix and determine the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges.

     The Board of Directors has designated 1,600 of shares of Preferred Stock as Series A Convertible Preferred Stock (the "Series A Shares"). As of September 30, 1998, 800 Series A Shares were outstanding. Following is a description of certain provisions of the Certificate of Designations.

Stated Value - The stated value of the Series A Shares is $10,000 per share.

Dividends - The Series A Shares do not bear any dividends, however they do have a premium rate of 4% per annum, payable in cash or in kind at the time of conversion or redemption.

Voting - The holders of the Series A Shares have no voting rights except as required by law or upon any proposal to change any of the powers, preferences and rights of the Series A Shares.

Redemption - The Company may redeem all Series A Shares which are outstanding seven years after the date of original issue at their stated value plus accrued premium. Each holder of Series A Shares has the right, subject to limitations set forth in that Certificate of Designations, to require the Company to redeem all or a portion of such holder's Series A Shares upon the happening of certain extraordinary events at a price per share equal to the greater of (i) 120% of stated value plus accrued premium or (ii) the product of the conversion rate at such time and the closing bid price per share set forth in the Certificate of Designations, to redeem any or all Series A Shares at any time at a price per share equal to the product of the conversion rate at such time and the closing bid price per share of Common Stock at such time.

Liquidation - The preference of the Series A Shares over the Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company is the stated value of such shares plus accrued premium.

Sinking Fund - None

Conversion - The Series A Shares are convertible into shares of Common Stock at a price per share equal to the lesser of (i) 120% of the average closing bid prices for the Common Stock for the five trading days immediately preceding the original issuance date thereof, which was $3.89 (the "Fixed Conversion Price"), or (ii) 100% of the average of the five lowest consecutive closing bid prices during the period of 30 consecutive trading days immediately preceding conversion (the "Floating Conversion Price"). The Series A Shares are convertible at any time at the Fixed Conversion Price.

The Series A Shares are not convertible at the Floating Conversion Price during the period of 120 days following the original issuance date. Thereafter, they are convertible in increasing increments up to 211 days following the original issuance date at which time they become fully convertible. The Company has the right, subject to the satisfaction of conditions set forth in the Certificate of Designations, to require the conversion of any or all Series A Shares at any time at a price per share equal to the lesser of the Fixed Conversion Price or the Floating Conversion Price. The conversion rate for each Series A Share is determined by dividing (i) its stated value plus accrued premium by (ii) the applicable conversion price. To protect against dilution, the Fixed Conversion Price is subject to adjustment in certain events, including stock dividends, stock splits and the issuance of Common Stock for cash at less than the Fixed Conversion Price then in effect. The Fixed Conversion Price is subject to adjustment upon the happening of certain extraordinary events or the failure or inability of the Company to take certain action or in the event that closing bid prices for the Common Stock during specified periods ending 270 days following the original issuance date of such Shares is less than the Fixed Conversion Price. If the Company issues a convertible security with a variable price which uses a formula different from the one used to calculate the Floating Conversion Price, the Floating Conversion Price then in effect may be replaced by the other formulation.

                             DESCRIPTION OF WARRANTS

     The Warrants may be exercised at any time. The number of shares of Common Stock purchasable upon exercise is determined by the warrant value as of the date of issuance of the Warrant and the exercise price in effect from time to time. The warrant value is determined as of the applicable issuance date using the Black-Scholes valuation method. The initial exercise price is based upon 120% of the average closing bid prices for the Common Stock for the five trading days immediately preceding the applicable issuance date. Thereafter, the exercise price is subject to adjustment to prevent dilution and may be reset 270 days after the applicable issuance date if closing bid prices for the Common Stock on specified dates are lower than the initial exercise price. The Warrants expire five years from the applicable issuance date. On June 16, 1998, the Company issued, in connection with the issuance of the Series A Shares, warrants exercisable for an aggregate of 292,612 shares of Common Stock with an initial exercise price of $3.89 per share, subject to adjustment.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth, as of the close of business on October 19, 1998, certain information with respect to the beneficial ownership of Common Stock and shares of Common Stock represented by the Convertible Notes beneficially owned by (i) each director of the Company, (ii) the five (5) most highly compensated executive officers of the Company (collectively, the "named officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock.

Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.


                                                                                Shares of
                                                                               Common Stock
                                                                              Represented by
                                                                            Convertible Notes
                                               Common Stock                    Beneficially          Percent
    Name of Beneficial Owner                Beneficially Owned                  Owned (a)            of Class
    ------------------------                ------------------              -----------------        --------
Directors and Named Officers:

William F. Cellini                           1,846,456(b)(c)(d)                   31,075                7.6%
219 Piasa Street
Alton, IL 62002

Edward F. Brennan                               22,000(b)                             --                  *
219 Piasa Street
Alton, IL 62002

George L. Bristol                                3,000(b)                             --                  *
219 Piasa Street
Alton, IL 62002

F. Lance Callis                              1,540,778(b)                         17,512                6.3%
219 Piasa Street
Alton, IL 62002

Jimmy F. Gallagher                           1,340,778(b)                             --                5.5%
219 Piasa Street
Alton, IL 62002

William J. McEnery                           1,530,778(b)                             --                6.2%
219 Piasa Street
Alton, IL 62002

John B. Pratt, Sr                            1,327,124(b)(e)                          --                5.4%
219 Piasa Street
Alton, IL 62002

James B. Perry                                 200,000(b)(f)                          --                  *
219 Piasa Street
Alton, IL 62002

James A. Gulbrandsen                            75,000(b)(g)                          --                  *
219 Piasa Street
Alton, IL 62002


                                                                               Shares of
                                                                              Common Stock
                                                                             Represented by
                                                                           Convertible Notes
                                                    Common Stock              Beneficially           Percent
          Name of Beneficial Owner               Beneficially Owned            Owned (a)            of Class
          ------------------------               ------------------        -----------------        --------

John Pavone                                                 --                        --                 *
219 Piasa Street
Alton, IL 62002

Arnold Block                                            10,156(b)                     --                 *
219 Piasa Street
Alton, IL 62002

Brenda Bauer                                             1,000                        --                 *
219 Piasa Street
Alton, IL 62002

All directors and executive officers                 7,897,070(b)                 48,587              32.4%
as a group (12 persons) (h)

Principal Stockholders:

Kornitzer Capital Management,                          242,000(i)              1,420,749               6.4%
Inc.
P.O. Box 918
Shawnee Mission, Kansas 66201

Dimensional Fund Advisors, Inc.                      1,660,800(j)                     --               6.8%
1299 Ocean Ave., 11th Floor
Santa Monica, California 90401

James S. Connors                                     2,291,667(k)                     --               9.4%
219 Piasa Street
Alton, Illinois 62002

Stephanie Pratt                                      1,124,125(e)                     --               5.4%
Box 104 Moro Road
Moro, IL 62067

----------
*Less than 1%

(a)  Shares  of  Common  Stock   represented  by  such  person's   ownership  of
     Convertible Notes, which are convertible into Common Stock of the Company at any time prior to maturity at a conversion price of $17.70 per share.

(b) Amounts shown include 3,000 shares of Common Stock for William F. Cellini, 3,000 shares of Common Stock for Edward F. Brennan, 3,000 shares of Common Stock for George L. Bristol, 3,000 shares of Common Stock for F. Lance Callis, 3,000 shares of Common Stock for Jimmy F. Gallagher, 3,000 shares of Common Stock for William J. McEnery, 3,000 shares of Common Stock for John B. Pratt, Sr., 10,156 shares of Common Stock for Arnold Block, 100,000 shares of Common Stock for James B. Perry, 35,000 shares of Common Stock for James A. Gulbrandsen and 166,156 shares of Common Stock for all directors and executive officers as a group represented by stock options exercisable within 60 days of October 19, 1998.

(c) Includes 381,945 shares held in Trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 381,944 shares held in Trust for William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(d) Includes 381,945 shares held in Trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 381,944 shares held in Trust for Claudia Marie Cellini as beneficiary with Claudia Marie Cellini and William F. Cellini, father of Claudia Marie Cellini, as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(e)  Includes  1,124,125  shares of Common  Stock  held by Mr.  Pratt as Trustee
     pursuant  to  a  Voting  Trust   Agreement   with  Stephanie   Pratt,   his
     sister-in-law, over which Mr. Pratt exercises sole voting power.

(f) Represents 100,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated April 14, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement.

(g) Represents 40,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated May 21, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement.

(h) The amounts shown do not include a total of 1,592,266 shares of Common Stock beneficially owned, and a total of 13,842 shares of Common Stock represented by Convertible Notes beneficially owned, as of February 27, 1998 by four former executive officers who were listed in the executive compensation table included in the Company's proxy statement for its 1998 annual meeting of stockholders.

(i) According to a Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act, Kornitzer Capital Management, Inc. has shared voting power with respect to such shares.

(j) According to a Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act, Dimensional Fund Advisors, Inc. has sole voting power with respect to such shares.

(k) From February 25, 1993 until September 8, 1994 Mr. James S. Connors was a director of the Company.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

     Upon written request by any stockholder entitled to vote at the Meeting, the Company will furnish that person without charge a copy of the Company's 1997 Annual Report to Stockholders, its Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1998 and its Quarterly Report on Form 10-Q and 10-Q/A for the quarterly period ending June 30, 1998. Requests should be addressed to James B. Perry, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002.

                                         By Order of the Board of Directors



                                         JAMES B. PERRY
                                         President

PROXY                                                                      PROXY

                             ARGOSY GAMING COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, December 4, 1998

     The undersigned hereby appoints James B. Perry and Dale R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of the Corporation to be held on December 4, 1998, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON  THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)

                             ARGOSY GAMING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

1. Proposal to approve issuance of Common Stock in order to comply with provisions of a Securities Purchase Agreement and Rule 312 of the New York Stock Exchange.

                       FOR |__|    AGAINST |__|    ABSTAIN  |__|


2. In their discretion, the proxies, are authorized to vote upon any other business as may properly come before the meeting.

                       FOR |__|    AGAINST |__|    ABSTAIN  |__|

Mark here if you plan to attend the meeting.      |__|

                                                The    Board    of     Directors
                                                recommends  a vote  FOR  items 1
                                                and 2.

    THIS SPACE RESERVED FOR ADDRESSING          This  proxy  will  be  voted  in
        (key lines do not print)                accordance  with   specification
                                                made.

                                                If  no  choices  are  indicated,
                                                this  Proxy  will be  voted  FOR
                                                items 1 and 2.

                                                     Date:
                                                           ---------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs he should attach evidence of his authority.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

                   PLEASE MARK, SIGN AND DATE THIS PROXY AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.